UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 31, 2006
OpenTV Corp.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	001-15473 (Commission File Number)	98-0212376 (IRS Employer Identification No.)
275 Sacramento Street, San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (415) 962-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.
On March 31, 2006, OpenTV Corp. (the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”) with the Securities and Exchange Commission (the “Commission”). As the Company previously disclosed in its Notification of Late Filing on Form 12b-25 filed with the Commission on March 16, 2006, management had not, as of March 16, 2006, completed its evaluation of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules of the Public Company Accounting Oversight Board.
The Annual Report includes, as Item 9A, management’s assessment of its internal control over financial reporting. As part of that assessment, management determined that its review of certain financial statement accounts, including accruals, long-term other assets and deferred tax assets, was not effective. Management also determined that the Company did not have sufficient internal personnel with adequate technical expertise to analyze effectively, and review in a timely manner, its accounting with respect to revenue and income taxes. That lack of sufficient personnel, in particular, resulted in errors in the Company’s accounting for certain complex multiple-element software and service arrangements. In correcting those errors, the Company recorded, in respect of a single contract, additional services revenue of $1.0 million and incurred a corresponding offset to cost of services of $1.0 million in the fourth quarter of 2005, which changed certain preliminary financial information the Company previously announced in its press release dated March 14, 2006 (the “Press Release”) announcing the Company’s fourth quarter and year-end 2005 preliminary financial results. There was no change in the Company’s net income of $2.9 million for the fourth quarter of 2005, net loss of $8.5 million for the year ended December 31, 2005 or operating cash flow of $2.4 million for the year ended December 31, 2005, each as previously reported in the Press Release.
The following is a summary of the principal differences between the financial information presented in our Annual Report and the preliminary financial information contained in our Press Release.

	Three months ended December 31, 2005			Year ended December 31, 2005
	Press	Annual		Press	Annual
(in millions)	Release	Report	Change	Release	Report	Change
Revenues	$23.2	$24.2	$1.0	$86.4	$87.4	$1.0
Cost of revenues	(9.0)	(10.0)	(1.0)	(33.8)	(34.8)	(1.0)
Net income / (loss)	2.9	2.9	—	(8.5)	(8.5)	—
Cash from operating activities				2.4	2.4	—
Cash, cash equivalents and marketable debt securities				64.5	64.5	—
The adjustment recorded to increase services revenue resulted in a corresponding reduction in short-term deferred revenue of $0.2 million and in long-term deferred revenue of $0.8 million. As a result, the Company had deferred revenue of $22.6 million as of December 31, 2005 instead of $23.6 as previously reported in the Press Release. The adjustment to increase cost of services resulted in a corresponding reduction of other current assets of $0.2 million and in long-term other assets of $0.8 million. As described above, these adjustments were offsetting, and as a result, working capital and cash generated by operating activities, as previously reported in the Press Release, remained unchanged in the Annual Report.
Revenues and costs related to these adjustments were included in our BettingCorp segment, and in the Services and Other revenue sub-category and Cost of Services expense sub-category on our income statement, as reflected in our Consolidated Financial Statements included within our Annual Report.
Management corrected all material errors identified in connection with the 2005 audit prior to the issuance of the Company’s 2005 audited financial statements contained in the Annual Report. None of the errors discussed in this Current Report on Form 8-K required a change in any of the Company’s prior Consolidated Financial Statements. The information contained in this Current Report on Form 8-K is qualified, in its entirety, by the Company’s Annual Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006	OPENTV CORP.
	By:	/s/ Shum Mukherjee
		Name:	Shum Mukherjee
		Title:	Chief Financial Officer